                                                                  Exhibit 10.11

                                STOCK AGREEMENT

         This Agreement entered into this 3rd day of March 1984, by and between William D. Ryan; (the "Shareholder") and MEDIQUAL SYSTEMS, INC. (the "Corporation") a Delaware corporation

                              W I T N E S S E T H:

         WHEREAS, the Corporation is duly organized and existing under and pursuant to the laws of its state of incorporation; and

        WHEREAS, The shareholder is the holder of convertible notes of this Corporation which may be converted into the common stock of the Corporation pursuant to the provisions of the Loan-Equity Agreement dated March 3,1984 (the "Loan-Equity Agreement" which is hereby incorporated by reference): and

        WHEREAS; the parties hereto desire to secure continuity of ownership of the stock of the Corporation in the event the Shareholder exercises the option granted to him pursuant to the Loan-Equity Agreement and believe it to be in the best interests of the Corporation and its shareholders to impose certain restrictions and obligations upon the Shareholder with respect to the disposition of his shares of stock, so that in the event the Shareholder desires to dispose of his shares of stock of the Corporation or in the event of the death of the Shareholder, the stock owned by the Shareholder or by any transferee of the Shareholder shall not pass to persons unsuited or unqualified to serve the best interests of the Corporation and the best interests of the surviving or other shareholders.

        NOW THEREFORE, in consideration of the premises, and the mutual promises, covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE 1

                                    Preambles

        The preambles and recitals hereinabove set forth are hereby incorporated into and made a part of this Agreement.

                                    ARTICLE 2

                                Prior Agreements

        Any and all prior agreements, whether written or oral, between the parties hereto, pertaining to the subject matter contained herein, are hereby declared to be canceled, null and void as between the parties hereto.

                                      ARTICLE 3

                         Sale and Purchase of Stock of


        3.1 Transfer of Shares. The Shareholder (unless the context otherwise requires, the term "Shareholder" shall include for all purposes of this Agreement the Shareholder, any transferee of the Shareholder and their heirs, legal representatives, successors and assigns) shall not transfer, sell, assign, distribute, pledge, mortgage, hypothecate, charge, give or otherwise transfer, dispose of, or encumber in any manner or by any means whatsoever ("transfer") any interest in all or any part of his stock of the Corporation, without first complying with the provisions of this Agreement as hereinafter provided.

        3.2 Offer to the Corporation. In the event the Shareholder shall desire to transfer of allor any portion of his stock in the Corporation, such shares shall first be offered to the Corporation in such a manner as hereinafter set forth

             3.2.1 In the event the Shareholder shall desire to transfer all or any portion of his stock in the Corporation, he shall serve written notice upon the Secretary of the Corporation (unless the Shareholder is the Secretary of the Corporation, in which case such notice shall be served on the President of the Corporation). Said notice shall contain the following or a statement that the following is inapplicable and the reason therefor:

                 3.2.1.1 An offer to sell all or a portion of the stock owned by the Shareholder serving the notice under the terms of this
             Agreement:

                 3.2.1.2 A statement as to the number of shares of stock offered for sale to the Corporation

                 3.2.1.3 An indication that the Shareholder has or does not have a written bona fide offer to purchase, and if the Shareholder has received such an offer, a copy of such offer shall be attached thereto:


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                 3.2.1.4 An indication whether the Shareholder intends to
             transfer such stock in the event that the Corporation does not agree to purchase all of the stock being offered;

                 3.2.1.5 The names and addresses of the persons, if any, to whom the stock is to be transferred in the event that the Corporation does not agree to redeem all of the stock being offered;

                 3.2.1.6 The sales price per share of the stock and the terms of payment of the purchase price with respect to the bona fide offer made to the Shareholder, including the nature of all of the consideration the Shareholder is to receive:

                 3.2.1.7 The reason for the transfer which the Shareholder
             intends to make:

                 3.2.1.8 The sales price per share of the stock offered for sale to the Corporation; PROVIDED HOWEVER, that in the event the Shareholder has received a bona fide offer to purchase, the price of such stock offered for sale to the Corporation shall be no greater than the price in the bona fide offer to purchase; PROVIDED, FURTHER, that in the event the Shareholder has not received a bona fide offer to purchase, the price of such stock offered for sale to the Corporation shall be no greater than the price determined pursuant to ARTICLE 5 of this Agreement;

                 3.2.1.9 The terms of payment for the redemption of stock
             PROVIDED, HOWEVER, that in the event the Shareholder has received a bona fide offer to purchase, the terms of payment shall be no less favorable than the terms of payment ill the bona fide offer to purchase; PROVIDED, FURTHER, that in the event the shareholder has not received a bona fide offer to purchase, the terms of payment shall be no less favorable than the terns of payment provided for in Section 3.4 of this ARTICLE.

        3.2.2 For a period of thirty (30) days after (i) the effective date of said notice or (ii) the determination of the redemption price in accordance with ARTICLE 5 of this Agreement in the event the Shareholder has not received a bona fide offer to purchase, whichever iB later, said period being hereinafter referred to as the "Corporation's option period," the Corporation shall have the option to redeem all or any portion of the stock so offered at the price and on the terms prescribed in Sections 3.2.1.8 and 3.2.1.9 of this ARTICLE. Action by the Corporation shall be authorized by the Board of Directors, and such action shall require the concurrence of a majority of the

                                    Initials:

remaining Directors, in the event that the Shareholder of the corporation. The Shareholder, if a Director, shall abstain from voting and shall be deemed present for purposes of a quorum at any meeting of the Board of Directors for purposes of voting upon the acceptance of an offer, whether or not said Shareholder actually attends such meeting.

        3.2.3 At any time from the date of the receipt of the notice from the Shareholder, as hereinabove provided, until the termination of the Corporation's option period, the Corporation may exercise its option to redeem by serving a written notice upon the said Shareholder, indicating the following:

            3.2.3.1 The fact that the Corporation is exercising its option to redeem the Shareholder's stock, or a portion thereof, offered for sale under this Agreement: and

            3.2.3.2 The number of the shares of stock desired to be redeemed.

        3.2.4 In the event the Corporation has served notice, wherein it has agreed to redeem less than all of the shares of stock available to be redeemed, the Corporation, prior to the termination of the Corporation's option period, may increase the number of shares of stock agreed to be redeemed, by serving a new written notice as hereinabove provided, mailed prior to the termination of the Corporation's option Period.

        3.2.5 In the event that the Corporation has exercised its option to redeem less than all of the shares offered by the Shareholder, the Shareholder shall be free to do the following:

            3.2.5.1 The Shareholder may, for a period of sixty (60) days subsequent to the termination of the corporation's option period, sell the remaining stock not redeemed by the Corporation, to the named prospective purchaser, if such be the case; PROVIDED, HOWEVER, if the notice contains the name of a prospective purchaser, then the Shareholder may only dispose of his stock to the said prospective purchaser on the terms and conditions provided in said notice; PROVIDED, FURTHER, if said notice contains the name of a prospective purchaser, before the Shareholder may sell to any person other than the named prospective purchaser, the Shareholder shall again comply with the terms of this Agreement as heretofore provided:

            3.2.5.2 Should no prospective purchaser be named in said notice, then the Shareholder shall be free to sell to any person or entity on the same terms and conditions as offered to the Corporation for a period of sixty (60) days


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             subsequent to the termination of the Corporation's option
             period. If no such sale is consummated within said sixty
             (60) day period, the shares of stock offered for sale shall again be subject to the restrictions contained herein.

        3.3 Insolvency of Shareholder. In the event that the insolvency or financial condition of the Shareholder shall result in bankruptcy, levy upon his shares, judicial sale or any other transfer by operation of law, the restrictions contained herein shall apply, and the trustee, purchaser at a judicial sale, or any other person who becomes a holder of the stock of the Corporation shall offer said stock to the Corporation as heretofore provided.

        3.4 Payment of Redemption Price. In the event the Shareholder has not received a bono fide offer to purchase his shares, the payment of the redemption price for the stock of the Shareholder, as herein provided, shall be paid on terms no less favorable to the Corporation (as determined by the Corporation) than the following:

            3.4.1 Sixty (60) equal monthly installments of principal plus the appropriate interest over a period of five (5) years, beginning on the fifteenth (15th) day of the fourth (4th) month following the termination of the Corporation's option period (the "initial payment") and continuing on the fifteenth (15th) day of each month thereafter until the full purchase price is paid, with interest at a fluctuating rate equal to one percent (1%) in excess of the rate of interest announced by Citibank, New York, N.Y. (the "Bank") as the Bank's prime interest rate, determined for each month as of the first (1st) day of such month or the first banking day thereafter, upon the balance of principal remaining from time to time unpaid. The obligation for such payments shall be evidenced by a promissory note ("the Note"), in form and substance as set forth in Exhibit "A", attached hereto and made a part hereof, delivered to the Shareholder at the time of the initial payment.

            3.4.2 The Corporation shall have the right to prepay, without penalty, any portion or all of any outstanding balance of the redemption price at any payment date, including the date of the initial payment.

         3.5 Surrender of Shares: Resignations. At the time of the initial payment of the redemption price and receipt of the Note of the Corporation, the Shareholder, or the Voting Trustee (as hereinafter defined) if he is then holding the shares, shall surrender the certificates representing the Shareholder's shares of stock of the Corporation to the Corporation, or other purchaser or assignee, and said certificates shall be endorsed in such a manner that they may be freely transferred on the books of the Corporation. In the event the Shareholder is an officer or director of the Corporation or any

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
of its subsidiaries or affiliates, or a Trustee on any corporate Pension or Profit Sharing Plans or holds similar positions, he shall, at the time of the initial payment execute resignations, corporate records, minutes and other reasonable documents as may be requested by the Corporation.

        3.6 Transferred or Additional Shares Subject to Agreement. In the event any of the stock of the Corporation owned by the Shareholder is transferred by the Shareholder pursuant to the terms of this Agreenent or in the event the Corporation issues any additional shares of its stock to the Shareholder or a transferee of the Shareholder, the transferee of said stock and the said shares so transferred or issued shall be subject to all the terms and conditions of this Agreement.

                                    ARTICLE 4

                            Death of the Shareholder

        In the event of the death of the Shareholder, the estate ("estate" being defined for all purposes of this Agreenent as the executor, administrator or personal representative of said deceased Shareholder), any Trustee holding the Shareholder's stock or the Shareholder's heirs or assigns shall, by the first
 (1st) day of the sixtieth (60th) month following the date of death of the deceased Shareholder, offer pursuant to ARTICLE 3 hereof all of the shares owned by the Shareholder to the Corporation at a price as provided in ARTICLE 5 hereof, to be paid as provided in Section 3.4 hereof. The Value Date for purposes of ARTICLE 5 shall be the date of the offer by the estate to the Corporation.

                                    ARTICLE 5

                                   Appraiser(s)

        5.1 Appraiser(s). In the event the Corporation shall excercise its option to redeem shares of stock of the Shareholder and in the event the Shareholder has not received a bona fide offer to purchase his shares, the redemption price of such shares shall be determined as follows :

            5.1.1 The Corporation and the Shareholder shall mutually appoint an appraiser: or

            5.1.2 In the event the parties are unable to appoint an appraiser within ten (10) days subsequent to the effective date of the notice of the offer, the Corporation shall appoint an appraiser and the Shareholder shall appoint an appraiser and the two appraisers so appointed shall together appoint a third appraiser.

                                    INITIALS
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        5.2 Determination of Redemption Price. Upon completion the
 Determination of Redemption Price. Upon completion of the appointment of the appraiser(s) as provided in Section 5.1 of this ARTICLE, the appraiser(s) shall determine the value of all of the issued and outstanding shares of stock of the Corporation based upon the highest and best use of the Corporation and its assets as a going business as of the effective date of the offer (the "Value Date"). The determination of the appraiser(s) shall be conclusive and binding upon the parties hereto. The value of the Corporation on the Value Date as so determined shall then be divided by the number of shares of stock of the Corporation issued and outstanding and multiplied by the number of shares owned by the Shareholder.

                                    ARTICLE 6

                                 Life Insurance

        6.1 Purchase of Life Insurance. In order to assure that the Corporation shall be able to carry out the terms of this Agreement, insurance upon the life of the Shareholder may be purchased by the Corporation.

        6.2 Duties of Insurers. Notwithstanding the provisions of this Agreement, the insurers issuing the policies of insurance herein mentioned are hereby authorized to act in accordance with the terms of any such policies as if this Agreement did not exist. Payment or other performances of the obligations of such insurers in accordance with the terms of such policies shall completely discharge such insurers from all claims, suits and demands of all persons whomsoever.

                                    ARTICLE 7

                   Non-Disclosure of Confidential Information

        7.1 MEDISGRPS. The Shareholder acknowledges that the Corporation is the owner of all right, title and interest in and to a computer-assisted, clinical categorization procedure known as the Medical Illness Severity Grouping System ("MEDISGRPS"). The Shareholder further acknowledges that the computer software programs, data, documentation and related materials used in the operation of MEDISGRPS are: (i) proprietary items of the Corporation; (ii) trade secrets of the Corporation; (iii) protected by civil and criminal law, and by the law of copyright; and (iv) extremely valuable to the Corporation, and their use and disclosure must be carefully and continuously controlled. (MEDISGRPS and all other property of the Corporation, including but not limited to: trade secrets, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source codes, object codes, documentation, diagrams, flow-charts, research, development, processes, procedures, "know-how, marketing techniques

                                    INITIALS
and materials, marketing and development plans, customer lists, lists of prospective customers, customer information, sources of business, volume of business, financial statements and other information related to customers , price lists, pricing policies, finances and similar financial information shall be hereinafter referred to as the "Confidential Information").

        7.2 Disclosure by the Corporation. As a result of the business relationship established between the Corporation and the Shareholder pursuant to this Agreement, it is necessary and desirable that the Corporation (or St. Vincent Hospital, Worcester, Massachusetts or Inter-Qual Incorporated, a Delaware corporation, together "Affiliates") disclose and permit the Shareholder access to certain portions of the Confidential Information as it pertains to current, future or proposed products.

        7.3 Non-Disclosure by the Shareholder. The Shareholder shall hold the Confidential Information disclosed by the Corporation or its Affiliates, in the strictest confidence, as a fiduciary, and shall not, voluntarily or involuntarily, sell, transfer, publish, disclose, display or otherwise make available to others any portion of the Confidential Information or related materials without the express written consent of the Corporation. The Shareholder shall use his best efforts to protect the Confidential Information consistent with the manner in which he protects his most confidential business information, except for:

            7.3.1 information in the public domain at the time of disclosure to the Shareholder by the Corporation or its Affiliates; and

            7.3.2 information which, after disclosure to the Shareholder, becomes a part of the public domain by dissemination of a third party and other than by an act or omission of the Shareholder and

            7.3.3 information which the Shareholder can demonstrate by documentaty evidence to have been in the Shareholder's possession at the time of disclosure to the Shareholder, and not acquired directly or indirectly from the Corporation, its Affiliates or clients; and

            7.3.4 information which is subsequently disclosed or made available to the Shareholder without an obligation of confidence by a third party having a bona fide right to disclose or make available such information.

         7.4 Return of Material. All Confidential Information in the possession of the Shareholder shall be promptly returned to the Corporation upon request of the Corporation; PROVIDED HOWEVER, that


                                    INITIALS
the Shareholder shall not be required to return financial information concerning the Corporation if he is a shareholder and/or creditor of the Corporation.

                                    ARTICLE 8

                                  Voting Trust

        8.1 Voting Trust. Upon execution of this Agreement, or as soon thereafter as is practical, the Shareholder shall endorse his shares of stock of the Corporation in blank and place them in a Voting Trust substantially similar to the terms and provisions of the Voting Trust Agreement set forth in Exhibit "E" attached to the Loan-Equity Agreement.

        8.2 Voting Trustee. The Voting Trust Agreement of the Shareholder shall provide that:

                 8.2.1 During the Shareholder's lifetime, the Shareholder shall serve as Voting Trustee if the Shareholder remains legally competent; and

                 8.2.2 There shall be only one (1) Voting Trustee who shall be required to be natural person.

        8.3 Additional Shares. Any and all certificates for shares of stock of the Corporation which may be hereafter issued to the Shareholder shall be delivered to the Voting Trustee of the Shareholder's Voting Trust in the same manner and form as is set forth in Section 8.1 of this ARTICLE.

                                    ARTICLE 9

                     Redemption of Stock by the Corporation

        In the event at the time of any redemption of stock by the Corporation pursuant to this Agreement, the Corporation is prohibited by the then prevailing law from redeeming such stock, the Corporation shall take whatever acts, or execute whatever instruments permitted under the prevailing law that may be necessary to permit the payment of the redemption price.

                                   ARTICLE 10

                                    Remedies

        10.1 Injunctive Relief. It is understood and agreed that remedies at law may be inadequate and that the parties shall be entitled to equitable relief, including without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties at law or equity.

        10.2 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        10.3 Costs. In the event any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        10.4 Default. Except for payments due hereunder, in the event either party fails to perform as provided herein, such party shall not be in default until the non-defaulting party serves written notice, specifying any such failure to perform. If the party upon whom the notice is served fails to cure within fifteen (15) days then, after the expiration of said fifteen (15) day period, such party shall be deemed to be in default.

                                   ARTICLE 11

                        Endorsement of Stock Certificates

        All certificates of stock of the Shareholder, now or hereafter issued, shall be endorsed with the following legend:

         "NOTICE IS HEREBY GIVEN that the shares of stock represented by this Certificate are subject to the terms of the STOCK AGREEEMENT dated March 4 , a copy of which is on file at the office of the Corporation, and any transfer of the within shares shall be void, unless said transfer or assignment is in compliance with said Agreement."

                                   ARTICLE 12

                            Termination of Agreement

        Notwithstanding anything herein to the contrary, this Agreement shall terminate and all rights and obligations hereunder, except those which have accrued as a result of the operation of this Agreement and those set forth in
 ARTICLE 7 hereof, shall cease upon the happening of any of the following events:

         12.1 Bankruptcy. The adjudicated bankruptcy or the receivership of the Corporation.

         12.2 Dissolution. The voluntary or involuntary dissolution of the Corporation.

         12.3 Public Sale of Corporation's Stock. The public offering of the Corporation's stock.

         12-4 Agreement by the parties. The voluntary joint agreement of all of the parties to this Agreement.

                                   ARTICLE 13

                                     Notices

         13.1 Sending of Notice. Unless otherwise specifically set forth in this Agreement, all notices required to be sent under the terms of this Agreement shall be sent certified mail, return receipt requested, to the Corporation at its registered address and to the Shareholder at his address last indicated in the records of the Corporation, or to such other addresses as the Shareholder may designate from time to time.

         13.2 Delivery. All notices shall be effective as of the date of mailing. In the event that any notice is not delivered to any person entitled thereto because such person has moved and his address is unknown, or because he has refused to accept such notice, then such notice shall be deemed to be effective as if delivered.

                                   ARTICLE 14

                             Amendment of Agreement

         This Agreement may be amended or altered in any of its provisions by all of the parties hereto, and any such change shall become effective when reduced to writing and signed by such parties or at such other time as such amendment may provide.

                                   ARTICLE 15

                                  Counterparts

         For the convenience of the parties hereto, this Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, without necessity of production of the others.

                                   ARTICLE 16

                                Gender and Number

        The use of the masculine, feminine or neuter gender and the use of the singular and plural shall not be given the effect of any exclusion or limitation herein; and the use of the word "person" or "party" shall mean and include any individual, trust, corporation, partnership, or other entity.

                                   ARTICLE 17

                                    Headings

        The article and section headings contained herein shall in no way limit, extend, or interpret the scope or language of this Agreement or of any particular article and are intended to be utilized only for convenient reference.

                                   ARTICLE 18

                                    Benefits

        This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns, and the parties hereto do covenant and agree that they themselves, their heirs, legal representatives, successors, and assigns shall vote their stock in the Corporation and will execute or provide any and all instruments, releases, assignments, and consents as may be reasonably required in order to carry out the provisions of this Agreement.

                                   ARTICLE 19

                                Conflict of Laws

           This Agreement shall be interpreted under the laws of the State Delaware.

                                   ARTICLE 20

                                Entire Agreement

        This Agreement represents the entire agreement and understanding of the parties hereto and all prior and concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof are and have been merged herein.

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its President, to be attested to by its

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
Secretary, and its corporate seal to be affixed hereto, and the Shareholder has hereunto set his hand the day and year first above written.

                                                   MEDIQUAL SYSTEMS, INC


 ATTEST:                                    By: /s/ Charles M. Jacobs
                                               ----------------------------
/s/ Susan Weagly                               Charles M. Jacobs, President
- ----------------
    Susan Weagly,
    Secretary
                                            SHAREHOLDER:

                                            /s/ William D. Ryan
                                            -------------------------------
                                            William D. Ryan

                                   EXHIBIT "A"

                             Promissory Note

         For value received, MEDIQUAL SYSTEMS, INC., a Delaware corporation (the "corporation"), hereby promises to pay to (payee) the sum of (amount) ($ ), with interest at a fluctuating rate equal to one percent (1%) in excess of the rate of interest announced by Citibank, New York, N.Y. (the "Bank") as the Bank's prime interest rate, determined for each month as of the first (1st) day of such month or the first banking day thereafter, on the declining balance of principal remaining from time to time, in equal monthly installments of principal plus the appropriate interest. The first installment of principal plus the appropriate interest shall be paid on the


      (day) of (month) , (year) , and each installment of         . principal
and interest thereafter shall be due on the fifteenth (15th) day of each month thereafter until this note is fully paid.

      This Promissory Note shall be subject to the terms and conditions as provided in the Stock Agreement by and between the maker and payee dated (date) (the "STOCK AGREEMENT").

      This Promissory Note shall become immediately due and payable upon the happening of any of the following events: the Corporation shall fail to make any payment (including the payment of interest) when due; the Corporation shall default in the performance of the STOCK AGREEMENT or institution of bankruptcy proceedings or other proceedings for the relief of debtors by or against the Corporation. In such event the full amount of the remaining balance of this Promissory Note shall be accelerated and become due and payable forthwith.

       The Corporation reserves the privilege of prepaying, without penalty, at any time and from time to time, any part or all of the within indebtedness. Any and all prepayments shall be applied first to accrued and unpaid interest and the remainder to principal.

         If this Promissory Note is referred to an attorney for collection and legal proceedings are commenced, the Corporation shall pay and reimburse the holder of this Promissory Note for such reasonable attorneys' fees and other costs of collection as the holder shall have paid or shall have become obligated to pay.

                                                                    INITIALS:

                                                                    A J 4

        The Corporation hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

          IN WITNESS WHEREOF, the Corporation has caused this Promissory Note to be signed on the day and year first above written.


                                        MEDIQUAL SYSTEMS,INC.

                                        By:
                                            President

                                      - 2 -                          INITIALS:


                                                                              (J

                  AMENDMENT TO STOCK AGREEMENT

                  BY AND BETWEEN WILLIAM D. RYAN

                  AND MEDIQUAL SYSTEMS, INC.

                          AMENDMENT TO STOCK AGREEMENT
                         BY AND BETWEEN WILLIAM D. RYAN
                           AND MEDIQUAL SYSTEMS, INC.

This Amendment, made and entered into effective the first day of March, 1985, by and among WILLIAM D. RYAN ("Ryan"), NAYR Enterprises, a New York Limited Partnership ("NAYR") and MediQual Systems, Inc., a Delaware corporation
(the "Corporation").

                              W I T N E S S E T H:

       WHEREAS, RYAN and the Corporation are parties to the Stock Agreement dated March 3, 1984 (the "Stock Agreement"); and

       WHEREAS, the Stock Agreement made reference to certain notes of the Corporation convertible into common stock of the Corporation pursuant to the provisions of the Loan-Equity Agreement by and between RYAN and the Corporation, dated March 3, 1984 (the "Loan-Equity Agreement"); and


       WHEREAS, the Loan-Equity Agreement, as amended, has eliminated the provisions relating to said convertible notes; and

       WHEREAS, pursuant to the Loan-Equity Agreement, as amended, RYAN has purchased and is the owner of THREE MILLION EIGHTY THOUSAND (3,080,000) shares of the issued and outstanding common stock of the Corporation (the "Shares") and NAYR has purchased and is the owner of FOUR HUNDRED TWENTY THOUSAND (420,000) Shares; and

       WHEREAS, the parties desire to amend the Stock Agreement to ensure that the Shares are subject to the provisions of the Stock Agreement; and

       WHEREAS, the parties desire to amend the Stock Agreement to add NAYR as a party to the Stock Agreement; and

       WHEREAS, Article 14 of the Stock Agreement provides that the Stock Agreement say be amended by a writing signed by all of the parties to the Stock Agreement.

        NOW, THEREFORE, for and in consideration of the premises, and the mutual promises, covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Stock Agreement shall be and is hereby amended as follows:

                                     ITEM I

       The preambles and recitals hereinabove set forth are hereby incorporated into and made a part of the Stock Agreement and this Amendment.

                                    ITEM II

        NAYR is hereby added as a party to the Stock Agreement as if originally a party thereto. The term "Shareholder" shall be deemed to include NAYR in all respects and NAYR shall be subject to the terms, conditions, obligations and prohibitions of the Stock Agreement inuring to and imposed upon the "Shareholder".

                                    ITEM III

        Article 4 of the Stock Agreement is hereby deleted in its entirety and the following new Article 4 is substituted in its complete place and stead:

                                   "ARTICLE 4

                                   Death of a Shareholder

                  In the event of the death of RYAN, the estate ("estate" being defined for all purposes of this Agreement as the executor, administrator or personal representative of RYAN), any Trustee holding RYAN's Stock, RYAN's heirs or assigns and NAYR shall, by the first
         (1st) day of the sixtieth (60th) month following the date of death of RYAN, offer, pursuant to ARTICLE 3 hereof, all of the shares owned by such parties to the Corporation at a price as provided in ARTICLE 5 hereof, to be paid as provided in Section 3.4 hereof. The Value Date for purposes of ARTICLE 5 shall be the date of the offer to the Corporation."

                                       ITEM IV

        Article 8 of the Stock Agreement is hereby deleted in its entirety and the following new Article 8 is substituted in its complete place and stead:

                                      "ARTICLE 8

                                    Voting Trust

                  8.1 Voting Trust. Upon receipt of the Shares pursuant to
         Section 2.2 of the Loan-Equity Agreement, as amended, or as soon thereafter as is practical, the Shareholder shall endorse the shares of stock of the Corporation in bland and shall place them in and become a party to the Voting Trust Agreement by and among MediQual Systems, Inc. and Charles N. Jacobs and Susan Weagly and Alan C. Brewster, M.D., dated April 9. 1984, as amended (the "Voting Trust").

                  8.2 Additional Shares. Any and all certificates for shares of stock of the Corporation which may hereafter be issued to the Shareholder shall be delivered to the Voting Trustees of the Voting Trust in the same manner and form as is set forth in Section 8.1 hereof."

                                     ITEM IV

 In all other respects, the Stock Agreement ls hereby affirmed.


         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

                                           MEDIQUAL SYSTEMS, INC.

                                            By : /s/ Charles M. Jacobs
                                                ---------------------------
                                                Charles M. Jacobs, President

                                           SHAREHOLDERS:

                                           /s/ William D. Ryan
                                           ---------------------------
                                            William D. Ryan

                                           /s/ Nayr Enterprises WD Ryan, Partner

                                           -------------------
                                            NAYR Enterprises